EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of USEC Inc. of our report dated February 11, 2004 relating to the consolidated financial statements of USEC Inc., which appears in USEC Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
July 30, 2004